As Filed with the Securities and Exchange Commission on December 20, 2007

Registration No. 333-123200

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post–Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

(Exact name of issuer as specified in its charter)

Delaware	20-5219710
(State of Incorporation)	(I.R.S. Employer Identification No.)

60 Broad Street

New York, New York 10004

(212) 943-2400

(Address and telephone number of principal executive offices)

International Securities Exchange Holdings, Inc. Stock Option Plan

International Securities Exchange Holdings, Inc. Stock Purchase Plan

International Securities Exchange Holdings, Inc. Omnibus Stock Plan

(Full Title of the Plans)

Michael J. Simon, Esq.

Secretary

International Securities Exchange Holdings, Inc.

60 Broad Street

New York, New York 10004

(212) 943-2400

(Name, address and telephone number of agent for service)

Please address a copy of all communications to:

Andrea Rattner, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

(212) 969-3000

Deregistration of Securities

This Post-Effective Amendment No. 2 relates to the Registration Statement of International Securities Exchange Holdings, Inc. (the “Company”) filed on Form S-8 (File No. 333-123200) which registered the shares of common stock of the Company (the “Common Stock”) offered under the following plans:

1.	The International Securities Exchange Holdings, Inc. Stock Option Plan (formerly known as the International Securities Exchange, Inc. Stock Option Plan);

2.	The International Securities Exchange Holdings, Inc. Stock Purchase Plan (formerly known as the International Securities Exchange, Inc. Stock Purchase Plan); and

3.	The International Securities Exchange Holdings, Inc. Omnibus Stock Plan (formerly known as the International Securities Exchange, Inc. Omnibus Stock Plan) (collectively, the “Plans”).

In connection with the Agreement and Plan of Merger dated as of April 30, 2007 by and among Eurex Frankfurt AG, Ivan Acquisition Co. and the Company, the Company will no longer offer Common Stock under the Plans. Accordingly, the Company hereby deregisters all of the Common Stock previously registered under its Registration Statement on Form S-8 (File No. 333-123200) and remaining available thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (File No. 333-123200) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on December 20, 2007.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

By:	/s/ David Krell
Name:	David Krell
Title:	President and Chief Executive Officer